                             SECOND AMENDMENT TO THE
                            COMMERCIAL LOAN AGREEMENT


         This Second Amendment to the Commercial Loan Agreement ("Second Amendment") is entered into this 1st day of August, 1997, by and between AB Plastics Corporation, a California corporation ("Borrower") and SUMITOMO BANK OF CALIFORNIA ("Bank"), with reference to the following:

                                    RECITALS

         A. Borrower and Bank have entered into a Commercial Loan Agreement, dated September 27, 1996, as amended June 5, 1997 (the "Agreement"), pursuant to which Bank agreed, subject to the terms and conditions of the Agreement, to (i) on a revolving basis, make advances to Borrower, which may not at any time exceed, in the aggregate outstanding, a principal amount equal to the lesser of Ten Million Dollars ($10,000,000) or the Borrowing Base (the "Revolving Line of Credit"); and (ii) make equipment loans under an Equipment Line in the aggregate principal amount not to exceed Two Million Dollars ($2,000,000). Capitalized terms used herein without definition shall have the meanings given them in the Agreement.

         B. The Revolving Line of Credit is evidenced by that certain Revolving Line Note dated September 27, 1996 in the maximum principal amount of Ten Million and No/100 Dollars ($10,000,000). The Equipment Line is evidenced by that certain Equipment Line Note dated September 27, 1996 in the maximum principal amount of Two Million Dollars ($2,000,000).

         C. In connection with the Agreement, AB Plastics Holding Corporation guaranteed Borrower's obligations under the Loan Documents and executed certain documents, including the Guaranty and the Stock Pledge Agreement. AB Plastics Holding Corporation has changed its name to Compass Plastics & Technologies, Inc.

         D. Borrower and Bank now desire to amend the Agreement as described below:


                                    AMENDMENT

         NOW THEREFORE in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Bank hereby agree as follows:

1. CHANGE IN NAME OF AB PLASTICS HOLDING CORPORATION TO COMPASS PLASTICS & TECHNOLOGIES, INC. All references in the Loan Documents to AB Plastics Holding Corporation are henceforth understood by all parties to apply and refer to Compass Plastics & Technologies, Inc.

2. AMENDMENTS TO THE AGREEMENT. The Agreement is hereby amended, effective as of the date hereof, as follows:

a. The First Paragraph of Section 1.1 (a) is hereby restated in entirety as follows:

                  "(a) Accounts Receivable/Inventory Revolving Line of Credit. During the Availability Period, Bank will provide a line of credit (the "Revolving Line of Credit") to Borrower. The maximum amount of the Revolving Line of Credit including the subline facility for letters of credit (the "Total Commitment") is the lesser of TEN MILLION AND NO/100 DOLLARS ($10,000,000) or the Borrowing Base. Borrower's obligation to repay the Revolving Line of Credit is evidenced by a promissory note, substantially in the form of Exhibit A attached hereto (the "Revolving Line Note")."

b. Section 1.1 (e) is hereby restated in its entirety as follows:

                  "(e) Maximum Loan Balance. Borrower agrees not to permit the outstanding principal balance of the Revolving Line of Credit plus the outstanding amounts of any letters of credit under the subline facility, including amounts drawn on letters of credit and not yet reimbursed to Bank (such sum being referred to herein as the "Loan Balance"), to exceed the lesser of Total Commitment or the Borrowing Base."

c. Section 1.1 (f) is hereby added to the Agreement as follows:

                  "(f) Subline Facility for Letters of Credit. The Revolving Line of Credit includes a subline facility for letters of credit. The subline facility for letters of credit is not to exceed Two Million Dollars ($2,000,000)."

d. Section 1.4 (b) is hereby restated in its entirety as follows:

                  "(b) Except as otherwise provided in Section 1.6(d) hereof with respect to letters of credit having terms extending beyond the Maturity Date, Borrower will repay in full all principal, interest and other charges outstanding under the Revolving Line of Credit no later than the Maturity Date."

e. Section 1.6 is hereby added to the Agreement as follows:

                  "1.6 Letter of Credit Subline Facility. In addition to other permitted uses hereunder, the Revolving Line of Credit may be used for financing: (i) commercial letters of credit (which will require drafts payable at sight), or (ii) standby letters of credit, in either case with maturities not to extend more than 365 days beyond the Maturity Date.

                  (a) The amount of outstanding letters of credit, including amounts drawn on letters of credit and not yet reimbursed to Bank, may not exceed at any one time Two Million Dollars ($2,000,000) in the aggregate.

                  (b) Standby letters of credit issued in favor of governmental agencies in lieu of worker's compensation insurance premiums shall not exceed Two Hundred Thousand Dollars ($200,000) in the aggregate outstanding at any one time.

                  (c) Any sum drawn under a letter of credit shall be added to the principal amount outstanding under the Revolving Line of Credit. Any such amount will bear interest and be due and payable by Borrower in the same manner as other advances under the Revolving Line of Credit, except as provided in Section 1.6(d) below. Except to the extent of amounts actually drawn and not reimbursed to Bank, the amounts of letters of credit hereunder shall not be deemed outstanding for purposes of interest calculations.

                  (d) In the event any subline facility letters of credit are outstanding on the Maturity Date, or if an Event of Default occurs, Borrower shall immediately deposit with Bank, as cash collateral for the reimbursement obligations of Borrower with respect to such letters of credit, an amount equal to the entire face amount of all outstanding letters of credit, to be applied to repay draws under letters of credit as and when made. Upon expiration of any such letter of credit, the amount deposited as collateral for the undrawn portion (if any) of such letter of credit shall immediately be returned to Borrower. Interest earned on such cash collateral shall be paid to Borrower monthly.

                  (e) The issuance of any letter of credit or any amendment to a letter of credit is subject to Bank's approval and must be in form and content reasonably satisfactory to Bank and in favor of a beneficiary reasonably acceptable to Bank.

                  (f) In connection with the issuance of any letters of credit hereunder, Borrower will sign Bank's form Application and Security Agreement for Commercial Letter of Credit or Application and Agreement for Standby Letter of Credit, as applicable.

                  (g) Borrower will pay Bank a non-refundable fee equal to 1.25%
                      per annum of the face amount of each standby letter of credit issued hereunder, payable quarterly in advance with the first payment due at the time of issuance. Borrower will pay to Bank its standard fees in effect from time to time for commercial letters of credit issued under this Agreement."



f. Section 7.1 is hereby restated in its entirety as follows:

                  "7.1 Use of Proceeds. To use the proceeds of the Revolving Line of Credit only for working capital purposes or as otherwise permitted under Section 1.6 above, except that Borrower may, for the purpose of purchasing the real property and constructing improvements at 15730 S. Figueroa Street and West 57th Street, Gardena, California, borrow and utilize a principal amount under the Revolving Line of Credit of up to One Million Six Hundred Thousand Dollars ($1,600,000)."

g. The first paragraph of Section 7.3 is hereby restated in its entirety as follows:

                  "7.3 Quick Ratio. To maintain on a consolidated basis for Borrower and Compass Plastics & Technologies, Inc. a ratio of Quick Assets to Current Liabilities (as such terms are herein defined) of, as of June 30, 1997, at least 0.40:1, and of at least 0.45:1 thereafter."

h.  Sections 7.8(c) and 7.8(d) are restated in their entirety as follows:

                  "7.8 Other Debts.
                  7.8(c) Debts in existence as disclosed to Bank in Borrower's audited financial statements dated October 27, 1996.

                  7.8(d) Additional debts and capital lease obligations (including, but not limited to, all real estate debt, whether financed by Bank or another lender) up to a maximum aggregate of $9,500,000 principal amount outstanding at any time."

i.  Section 7.9 (c) and 7.9(d) are restated in their entirety as follows:

                  "7.9 Other Liens.
                  7.9(c) Liens outstanding as disclosed to the Bank in (i)
                  Schedule 6.8 attached hereto and/or (ii) in Borrower's audited financial statements dated October 27, 1996.

                  7.9 (d) Additional purchase money security interests in fixed assets (including real estate) up to a maximum aggregate principal amount of liens outstanding at any time of $9,500,000."

j. Section 7.24(d) is restated in its entirety as follows:

                  "7.24 Additional Negative Covenants.
                   7.24(d) sell, lease or dispose of Borrower's fixed assets in excess of $200,000 in aggregate in any fiscal year of Borrower."


k. A new Section 7.28 is inserted as follows:

                  "7.28 Capital Expenditures. Not to, without the prior written consent of Bank, expend more than the following amounts for the periods specified, for the purchase of fixed assets, including capital leases and real estate purchase:
                            fiscal 1997                        $11,750,000
                            each fiscal year thereafter        $ 1,250,000."
                  Notwithstanding the above, any amount of the permitted capital expenditure limitation for 1997, not expended during fiscal 1997, may be rolled over into 1998."

l. A new Section 7.29 is inserted as follows:

"7.29 Change in Organization or Operations. Borrower shall not and Borrower shall see to it that Guarantor shall not, make any material change, revision, amendment or modification in its organization, operations, or the type of business which it conducts."


3. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Borrower reaffirms all of the representations and warranties contained in the Agreement.


4. REAFFIRMATION OF GUARANTY. Guarantor reaffirms its obligations under the Guaranty originally executed by AB Plastics Holding Corporation.


5. ONGOING EFFECT. Except as set forth herein, all of the terms and conditions of the Loan Documents remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have, or have caused their duly authorized representatives to have, executed this Amendment, as of the day and year first above written.


BORROWER:                         AB PLASTICS CORPORATION,
                                  a California corporation


                                  By: /s/ Paul J. Iacono
                                  ---------------------------
                                       Paul J. Iacono, Vice President - Finance
                                           and Chief Financial Officer

GUARANTOR:                   COMPASS PLASTICS & TECHNOLGIES,
                             INC., a Delaware corporation, formerly known as AB
                             Plastics Holding Corporation


                              By: /s/ Paul J. Iacono
                                 -----------------------------
                                  Paul J. Iacono, Vice President - Finance
                                  and Chief Financial Officer




BANK:                        SUMITOMO BANK OF CALIFORNIA


                             By: /s/ Sajeda Simjee
                                 -----------------------------
                                 Sajeda Simjee, Vice President

                                                        Loan No.: ______________


                           CONSTRUCTION LOAN AGREEMENT


                  THIS CONSTRUCTION LOAN AGREEMENT ("Agreement") is entered into as of August 1, 1997 between THE SUMITOMO BANK OF CALIFORNIA, a California banking corporation ("Lender"), and AB PLASTICS CORPORATION, a California corporation ("Borrower").


                                    RECITALS

                  Borrower has applied to Lender for a loan in the principal amount of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) ("Loan") for the purpose of financing Borrower's purchase of its principal place of business, located in Gardena, California, and to finance the construction of an approximately 75,000 square foot warehouse facility at such location.

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, Borrower and Lender agree as follows:


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         1.1 Definitions. As used in this Agreement, the following terms have the meanings set forth below (all defined terms may not apply in this Agreement and terms defined in the singular shall have the same meaning when used in the plural and vice versa):

                  "Agreement" means this Construction Loan Agreement, as amended, supplemented or modified from time to time, together with all exhibits and schedules attached to this Construction Loan Agreement from time to time.

                  "Approved Budget" means the line item budget for the Loan attached hereto as Exhibit B, as modified from time to time in accordance with this Agreement.

                  "Architect" means John G. Cataldo, A.I.A., C.S.I., or any other architect for the Project approved by Lender from time to time.

                  "Bankruptcy Code" shall have the meaning provided in Section 8.1(c).

                  "Borrower" means AB Plastics Corporation, a California corporation.

                  "Business Day" means a day on which Lender is open for its normal business, excluding Saturdays.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Change Orders" means changes in the Plans pursuant to this Agreement.

                  "Closing" or "Closing Date" means the first date on which funds are actually disbursed under the Loan (whether by book entry transfer within the Bank, directly to the Borrower, or otherwise).

                  "Collateral" means the Property and all other property of whatever type in which Lender is granted a security interest by Borrower pursuant to the Deed of Trust, the Security Agreement or any other Loan Document.

                  "Contractor" means Pan Pacific Construction of California, Inc., or any other general contractor for the Project approved by Lender from time to time.

                  "Credit Agreement" means that certain Commercial Loan Agreement dated as of September 27, 1996 by and between Lender and Borrower, as amended by that certain First Amendment to Commercial Loan Agreement dated as of June 5, 1997, by and between Lender and Borrower, and as may be further amended from time to time.

                  "Deed of Trust" means the first lien construction deed of trust, assignment of rents, security agreement and fixture filing covering the Property and the Personal Property, in form and substance satisfactory to Lender, executed by Borrower, as trustor, in favor of Lender, as beneficiary.

                  "Default" means any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Designated Representative" means a Person authorized by Borrower, with the approval of Lender (such approval not to be unreasonably withheld or delayed), to deliver certificates, Disbursement Requests and other documents on behalf of Borrower to Lender pursuant to the Loan Documents.

                  "Disbursement" means each disbursement of Loan funds in accordance with this Agreement.

                  "Disbursement Request" has the meaning assigned to such term in Section 3.1.

                  "Engineer" means John G. Cataldo, A.I.A., C.S.I., or any other engineer for the Project approved by Lender from time to time.

                  "Environmental Indemnity Agreement" means an environmental indemnity agreement, in form and substance satisfactory to Lender, executed by Borrower in favor of Lender with respect to the Property.

                  "Environmental Laws" has the meaning assigned to such term in the Environmental Indemnity Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Plan" means any employee pension benefit plan maintained or contributed to by Borrower and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

                  "Event of Default" means any of the events specified in
         Section 8.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Financing Statement" means a UCC-1 Financing Statement, in form and substance satisfactory to Lender, executed by Borrower as debtor, in favor of Lender, as secured party, filed with the California Secretary of State, which covers the personal property of Borrower which is located on, related to or used in connection with the Property.

                  "GAAP" means generally accepted accounting principles in the United States.

                  "Governmental Agency" means any governmental or quasi-governmental agency, board, bureau, commission, department, court, administrative tribunal or other instrumentality or authority, and any public utility.

                  "Guarantor" means Compass Plastics & Technologies, Inc., a Delaware corporation.

                  "Guaranty" means a payment guaranty, in form and substance satisfactory to Lender, executed by Guarantor.

                  "Hazardous Substance" has the meaning assigned to such term in the Environmental Indemnity Agreement.

                  "Improvements" means and refers to the improvements to be constructed pursuant to the Plans and all other buildings, structures, facilities now or hereafter existing on the Property.

                  "Laws" means all statutes, laws, ordinances, regulations, orders, writs, judgments, injunctions, decrees or awards of the United States or any state, county, municipality or other Governmental Agency.

                  "Lender" means The Sumitomo Bank of California, a California banking corporation, its successors and assigns.

                  "Lender Engineer" means any other third-party engineering firm hired by Lender to advise and assist Lender in connection with the Project.

                  "Lender Expense" means and includes any and all actual reasonable costs and expenses incurred by Lender related to the Loan, this Agreement or the Loan Documents, including, without limitation, the cost of any appraisal reports, environmental studies, Lender Engineer services, appraisals, consultants, tax reporting service, title insurance premiums and all other reasonable costs and expenses required to be paid by Borrower under this Agreement or any Loan Document which are paid or incurred by Lender; reasonable costs and expenses incurred by Lender to correct any Default or enforce any provision of this Agreement or any Loan Document and actual reasonable attorneys' fees and expenses incurred by Lender in drafting, reviewing, amending, terminating, enforcing, or defending this Agreement and the Loan Documents, or any portion thereof, irrespective of whether suit is brought.

                  "Loan" shall have the meaning provided in the Recitals of this Agreement.

                  "Loan Documents" means, collectively, this Agreement, the Note, the Deed of Trust, the other Security Documents, the Environmental Indemnity Agreement, the Guaranty and any other document, instrument, or agreement delivered by Borrower or Guarantor to Lender in connection with this Agreement.

                  "Material Adverse Effect" means any event or condition which is likely to have a material adverse effect on the business, properties, prospects, financial condition or operations of Borrower.

                  "Maturity Date" means August 31, 2004.

                  "Note" shall have the meaning provided in Section 2.2.

                  "Overrun Account" means the account described in Section 3.3.

                  "Offsite Materials" has the meaning set forth in Section 3.6.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Liens" means, collectively, all liens on the Personal Property consented to or approved by Lender in writing.

                  "Person" means any entity, whether an individual, trustee, corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated organization, Governmental Agency or otherwise.

                  "Personal Property" means all of Borrower's right, title and interest, whether now existing or hereafter acquired, in and to (a) all furniture, furnishings, fixtures, machinery, equipment, inventory and other personal property of every kind, tangible and intangible, now or hereafter (i) located on or about the Property, (ii) used or to be used in connection with the Property, or (iii) relating or arising with respect to the Property, and (b) all other personal property described in the Security Agreement or Deed of Trust.

                  "Plans" means the plans and specifications for the Project approved by Lender pursuant to this Agreement.

                  "Project" means the construction of Improvements in accordance with the Plans and applicable Laws.

                  "Project Agreements" means, collectively, all agreements entered into by Borrower with Persons other than Lender in connection with the Project.

                  "Project Costs" means all costs of any nature incurred in connection with the Project.

                  "Property" means that certain real property described in Exhibit A attached hereto and, where the context may require, all Improvements thereon.

                  "Security Agreement" means a security agreement, in form and substance satisfactory to Lender, executed by Borrower as grantor in favor of Lender as secured party.

                  "Security Documents" means, collectively, the security documents required pursuant to Section 4.1 and any other mortgage, deed of trust, security agreement or assignment now, heretofore or hereafter executed to secure the obligations of Borrower or Guarantor to Lender under any Loan Document.

                  "Sirrom Subordination" means a subordination agreement of even date herewith, in form and substance satisfactory to Lender, executed by Sirrom Investments, Inc., a Tennessee corporation, in favor of Lender.

                  "Subordinate Loan Documents" has the meaning assigned to such term in the Sirrom Subordination.

                  "Title Insurance Policy" shall have the meaning provided in
         Section 4.1(f).

         1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

         1.3 Singular and Plural Terms. Any defined term used in the plural in any Loan Document shall refer to all members of the relevant class and any defined term used in the singular shall refer to any number of the members of the relevant class.

         1.4 References. Any reference to any Loan Document or other document shall include such document both as originally executed and as it may from time to time be amended or modified. References herein to Articles, Sections and

Exhibits shall be construed as references to this Agreement unless a different document is named. References to subparagraphs shall be construed as references to the same Section in which the reference appears. The terms "including" and "include" mean "including (include) without limitation". This Section 1.4 shall apply to all of the Loan Documents.

         1.5 Exhibits. All exhibits attached to this Agreement are incorporated herein by this reference.


                                   ARTICLE II

                             BASIC TERMS OF THE LOAN

         2.1 The Loan. Subject to the terms and conditions set forth in this Agreement, Lender agrees to make and Borrower agrees to borrow the Loan.

         2.2 The Note. The obligation of Borrower to repay the Loan shall be evidenced by a promissory note in form and substance satisfactory to Lender (the "Note"), executed by Borrower, dated as of the date of this Agreement and providing for the payment of interest and principal on the terms stated in the Note, including all renewals, extensions, modifications, refinancings, consolidations and substitutions of the Note, if any.

         2.3 Loan Fee. Borrower agrees to pay to Lender a loan fee (the "Loan Fee") of Fifty-Two Thousand Five Hundred and No/100 Dollars ($52,500.00), of which $35,000 shall be payable on or before the Closing Date and the balance of which ($17,500) shall be payable on or before the date which is six (6) months after the Closing Date.

         2.4 Payment. Borrower shall repay the Loan in accordance with the provisions of the Note and this Agreement. Except as otherwise provided, all payments shall be applied first to any fees and expenses due to Lender under the Loan Documents; second to any default rate interest or late charges; third to accrued and unpaid interest; and fourth to principal. Subject to the conditions set forth in the Note, the Loan may be prepaid in whole or in part, at any time.

         2.5 Security. The indebtedness evidenced by the Note, and all other indebtedness and obligations of Borrower under the Loan Documents (excluding the indebtedness and obligations of Borrower under the Environmental Indemnity Agreement), shall be secured by the Security Documents.

                                   ARTICLE III

                             DISBURSEMENT PROCEDURES

         3.1 Disbursement Requests. The Loan proceeds shall be disbursed on a line item basis in accordance with the Approved Budget (which contemplates, among other things, an initial Loan funding of $2,100,000 to be applied to pay a portion of the purchase price for the Property) and subject to the conditions in Articles III and IV. Disbursements shall be made only upon Borrower's written request in the form attached hereto as Exhibit C (a "Disbursement Request") showing all costs which Borrower intends to fund with such Disbursement, itemized in such detail as Lender may reasonably require, accompanied in each case by (a) an Application and Certificate for Payment (AIA Documents G702 and
G703), or other document acceptable to Lender, containing certifications by Contractor and Architect that construction to the date of the Disbursement Request is in accordance with the Plans and all recommendations contained in the approved soils report, (b) invoices and lien releases satisfactory to Lender, including in any event partial lien releases executed by each contractor and subcontractor who has received any payment for work performed, and (c) all other documents and information reasonably required by Lender. Disbursement Requests shall be submitted in duplicate no less than 5 Business Days prior to the date of the requested Disbursement, and shall not be submitted more often than twice monthly. The disbursed Loan funds shall be used by Borrower only for line item costs for which such funds have been disbursed. Notwithstanding the foregoing, Lender may, in its absolute discretion, make Disbursements from time to time, in the absence of a Disbursement Request, to pay itself fees and interest on the Loan from funds allocated for that purpose in the Approved Budget (if any), to make payments reasonably deemed advisable by Lender to protect the Property or Lender's interests under any Loan Document, and to fulfill any reimbursement obligation of Borrower under Section 6.22 that Borrower has not timely fulfilled. All Loan proceeds shall be disbursed into Account No. 058-15130070 at Lender; which shall be a segregated loan disbursement account into which the Borrower shall not commingle or deposit any funds other than the Loan proceeds disbursed by Lender hereunder.

         3.2 Manner of Disbursement. Subject to satisfaction of all applicable disbursement conditions in Article IV below (unless Lender in its discretion otherwise approves), any funds in the Overrun Account (defined below), and all Loan funds, shall be disbursed through a Lender-approved builder's control service.

         3.3 Cost Overruns. In the event that, at any time and for any reason, the actual cost (the "Actual Line Item Cost") reasonably estimated by Lender or Borrower to be required to complete all matters included in any line item in the

Approved Budget exceeds the amount allocated to that line item in the Approved Budget (the "Approved Line Item Cost"), Borrower shall, within 14 days after it learns of the overrun, do one or more of the following:

                  (a) provide satisfactory evidence to Lender that Borrower has paid the amount of the Actual Line Item Cost in excess of the Approved Line Item Cost (the "Excess Cost") with funds from a source other than the Loan;

                  (b) reallocate sufficient funds to such line item from funds allocated to "Contingency" in the Approved Budget; provided, however, that Lender's reasonable consent to any such reallocation shall be required unless the reallocated funds were originally transferred to "Contingency" from cost savings pursuant to this Agreement; or

                  (c) deposit an amount equal to the Excess Cost in a noninterest-bearing account (the "Overrun Account") with Lender from which withdrawals may be made only with the consent of Lender (which consent will not be unreasonably withheld or delayed).

Lender shall have no obligation to make further Disbursements until Borrower has paid or otherwise provided for the overrun as required above. Amounts deposited by Borrower in the Overrun Account for any line item shall be disbursed by Lender prior to the disbursement of any remaining Loan proceeds for such line item. Borrower acknowledges that, as of the date hereof, the anticipated construction costs are approximately $200,000 in excess of the amount of the construction loan funds allocated for construction under this Agreement. Borrower agrees that, prior to using any loan funds under this Agreement for construction costs (not including amounts disbursed hereunder to finance the purchase of the Property), Borrower will use $200,000 from the Credit Agreement (subject to the terms and conditions thereof) or its own funds to be applied toward the construction costs of the Improvements until the loan hereunder is once again "in balance".

         3.4 Cost Savings. Upon completion of and disbursement for all matters covered by any line item in the Approved Budget, any remaining undisbursed amounts allocated to that line item, or any amounts allocated to that line item that exceed the amount of the subcontract, shall be reallocated to "Contingency" and thereafter be available for disbursement for other Project Costs, but only after the Project is at least 50% complete.

         3.5 Retainage. As to each item in the Approved Budget designated thereon as being subject to retainage, Lender shall make Disbursements in the amount of 90% of the costs properly incurred for such item and substantiated by Borrower during the course of the Project, with a retainage of 10% of the total cost of work then completed. All amounts so retained shall be disbursed upon satisfaction of all conditions to the final Disbursement; provided, however, that Borrower may require Lender to release a portion of such retainage to any subcontractor that has fully performed under its contract if all lien rights and other claims of such subcontractor have expired or been (or are concurrently being) released.

         3.6 Offsite Materials. In the event that any Disbursement Request includes the cost of materials stored at a location other than the Property ("Offsite Materials"), such Disbursement Request shall include each of the following:

                  (a) evidence that the Offsite Materials have been segregated from other materials in the facility and have been appropriately marked to indicate Borrower's ownership thereof and Lender's security interest therein; and

                  (b) evidence that the Offsite Materials are insured as required hereunder.

         3.7 Waiver of Disbursement Conditions. Unless Lender otherwise agrees in writing, the making by Lender of any Disbursement with the knowledge that any condition to such Disbursement is not fulfilled shall constitute a waiver of such condition only with respect to the particular Disbursement made, and such condition shall be a condition to all further Disbursements until fulfilled.

         3.8 Appointment of Designated Representatives. Borrower hereby appoints the individuals listed in Exhibit E attached hereto as the initial Designated Representatives. Borrower represents and warrants to Lender that the signature of each Designated Representatives appears opposite such Designated Representative's name. Each Designated Representative shall have authority to execute Requests for Disbursement, and to perform such other tasks described in this Agreement for a Designated Representative. Each of the foregoing appointments shall remain effective until Lender receives written notice from Borrower of a successor Designated Representative (which notice shall contain the specimen signature of such successor).


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1 Conditions Precedent to Initial Disbursement. Lender's obligation to make the initial Disbursement is subject to satisfaction, or waiver by Lender in its sole and absolute discretion, of the following conditions precedent:

                  (a) Lender shall have received each of the documents listed on Exhibit D attached hereto, each in form and substance satisfactory to Lender.

                  (b) Borrower shall have paid to Lender the portion of the Loan Fee due on or before the Closing Date (as set forth in Section 2.3) and Borrower also shall have paid to Lender all Lender Expenses.

                  (c) Lender shall have received and approved in writing, or shall have waived in writing the requirement of, (i) a soils report for the Property by a licensed soils engineer, (ii) a full set of the Plans, certified as complete by the Architect and containing evidence of all necessary and/or appropriate approvals of Governmental Agencies,
         (iii) copies of all material Project Agreements, and (iv) copies of all building permits and similar permits, licenses, approvals and other authorizations of Governmental Agencies required in connection with the Project.

                  (d) The Deed of Trust shall have been recorded in the Official Records of the County in which the Property is located.

                  (e) The Financing Statement shall have been filed with the California Secretary of State, and Lender shall have received a certificate of the Secretary of State showing the Financing Statement to be subject to no prior filings (other than those in favor of Lender or otherwise consented to or approved by Lender in writing).

                  (f) Borrower, at its sole expense, shall have delivered to Lender an "LP-10" form ALTA loan policy -- 1970 amended 10/17/70, without further revision or amendment (with a commitment to rewrite to full ALTA coverage in the same form, including ALTA endorsement Form 1 coverage, upon completion of construction), or evidence of a commitment therefor satisfactory to Lender, in form and substance and issued by an insurer satisfactory to Lender, together with all endorsements reasonably required by Lender, naming Lender as the insured, in a policy amount of not less than the principal amount of the Loan, showing Borrower as the owner of the Property and insuring the Deed of Trust to be a valid first priority lien on the Property, subject only to such exceptions as are approved in writing by Lender ("Title Insurance Policy").

                  (g) Copies of any and all organizational documents (including, without limitation, partnership agreements, articles of incorporation, bylaws, and trust agreements, as applicable) of Borrower and Guarantor.

                  (h) Lender shall have received the most recent financial statements of Borrower, prepared in accordance with GAAP (subject to non-material audit adjustments and absence of footnote disclosures).

                  (i) Lender shall have received a fully executed realty tax service contract, in form and issued by a company satisfactory to Lender.

                  (j) Lender shall have received an "as-built" survey of the Property disclosing no conditions unacceptable to Lender and showing lot and street lines, and location of improvements and easements rights-of-way and utilities which exist as of the date of the survey, including all easements listed as exceptions on the Title Commitment (defined below) and containing a certification to Lender in form satisfactory to Lender. In lieu of an "as-built" survey, Borrower may provide Lender with a site plan of the Property in form and content satisfactory to Lender.

                  (k) Lender shall have received a Phase 1 hazardous substance audit report, prepared by a registered environmental engineer acceptable to Lender, certifying that there are no hazardous or toxic materials within the soil or on the surface of the Property and that the Property is in compliance with all federal, state and local hazardous substance laws and regulations; provided, however, in the event that recommendations are made by the environmental engineer, all such recommendations must be implemented and completed prior to the funding of the Loan, and any additional reports recommended by such engineer have been performed by engineers or other persons acceptable to Lender and have been delivered and are acceptable to Lender.

                  (l) There has been no material defect or physical or structural damage discovered on, in under or related to the Property or Improvements, as determined in Lender's sole discretion.

                  (m) There has been no material adverse change in the financial condition, properties or prospects of Borrower or Guarantor, as determined in Lender's sole discretion, since the date of the May 25, 1997 financial statements delivered to Lender.

                  (n) Lender shall have received an appraisal report prepared by an appraiser approved by Lender and showing the Property to have a value (after completion of the Project) of at least $5,000,000.

                  (o) Lender shall have received Certificates of Insurance for all policies required pursuant to this Agreement;

         4.2 Conditions Precedent to Any Advance. Lender's obligation to make any Advance (including the first Advance and the final Advance) is subject to satisfaction, or waiver by Lender in its sole and absolute discretion, of the following conditions precedent:

                  (a) The representations and warranties contained in Article V shall be correct in all material respects as of the date of the Advance as though made as of that date, and the Lender shall have received a certificate to that effect signed by a Designated Representative.

                  (b) No Default or Event of Default shall have occurred and be continuing, and Lender shall have received a certificate to that effect signed by a Designated Representative.

                  (c) Lender shall be satisfied, in its good faith judgment based on its own inspections or other reliable information, that the development of the Project is progressing satisfactorily and in conformance with all applicable Laws and other requirements.

                  (d) Lender shall have received, at Borrower's sole expense, in form and substance satisfactory to Lender, from the title insurer who issued the Title Insurance Policy, all endorsements, binders and modifications thereto then reasonably required by Lender, including a CLTA No. 122 endorsement and, upon completion of the foundations, a CLTA No. 102.5 endorsement.

         4.3 Final Disbursement. Lender's obligation to disburse that portion of Loan Proceeds retained pursuant to Section 3.5 is subject to satisfaction, or waiver by Lender, of the following additional conditions precedent:

                  (a) Lender shall have received, at Borrower's sole expense, from the title insurer who issued the Title Insurance Policy, an ALTA loan policy -- 1970, with ALTA endorsement Form 1 coverage, amended 10/17/70, without further modification, or evidence of a commitment therefor satisfactory to Lender, together with all endorsements reasonably required by Lender, naming Lender as the insured, in a policy amount not less than the total principal amount of the Loan, insuring the Deed of Trust to be a valid first priority lien on the Property, subject only to the Permitted Encumbrances.

                  (b) Any portion of the Project requiring inspection or certification by any Governmental Agency shall have been inspected and certified as complete, a final certificate of occupancy shall have been issued, and all other necessary approvals, licenses, exemptions and other authorizations of Governmental Agencies shall have been duly obtained.

                  (c) Borrower shall have delivered to Lender a certificate executed by Architect, certifying to Lender that the Project has been completed in substantial compliance with the Plans, that the Project as completed complies with all applicable zoning, environmental, building and land use laws, that no Governmental Agency has issued any notice of violation or non-conformity in connection with the Project, that direct connection has been made to all abutting water, gas, sewer, telephone and electrical facilities necessary for the operation and use of the Improvements and that the Improvements are ready for occupancy and covering such other subjects relating to the Property and the Project as Lender reasonably requires.

                  (d) Lender has received final and unconditional lien releases from all Persons supplying labor or materials to the Project, and Lender is satisfied (whether as a result of the passage of the requisite periods of time after actual completion or recording of a notice of completion, issuance of an endorsement to Lender's ALTA title insurance policy required pursuant to Section 4.3(a), or otherwise) that no mechanic's or materialman's lien will impair Lender's interest in the Property.

         4.4 Strict Compliance. Strict compliance with each and every Disbursement condition is required. Substantial compliance or waiver will not be accepted unless specifically authorized by Lender in writing.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as of the date of this Agreement and during the term hereof (until written notice to the contrary is given) that:

         5.1 Organization. Borrower is and at all times shall be a corporation duly incorporated, validly existing under the laws of the State of California; and is and shall be qualified to do business and in good standing in each jurisdiction where the character of its business or assets requires such qualification and the failure to be so qualified would have a Material Adverse Effect. Borrower has full power, right and authority to (a) own its property, including, without limitation, the Property, (b) carry on its business as now conducted, (c) execute and deliver this Agreement and the other

Loan Documents and perform its obligations thereunder, and (d) consummate the transactions contemplated hereby.

         5.2 Authority. The execution, delivery and performance of this Agreement and any instrument or agreement required of Borrower hereunder are within the power of Borrower, have been duly authorized and do not and will not
(a) conflict with the terms of any charter, bylaws, articles of incorporation or other organizational papers of Borrower; (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower; or (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which Borrower or the Property may be bound or affected.

         5.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and by general principles of equity.

         5.4 Litigation. Except as disclosed to Lender in writing, there are no actions, suits or proceedings pending, or to the knowledge of Borrower, threatened against or affecting the Borrower or the Property, or involving the validity or enforceability of any of the Loan Documents or the priority of the liens created thereby, at law or in equity, or before or by any governmental authority or local authority. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

         5.5 Financial Statements. The financial statements and tax returns of Borrower which have been delivered to Lender are true and correct in all material respects, and accurately and fairly present in all material respects the financial condition and results of operations of Borrower as of their respective dates. Since such dates, there has been no materially adverse change in the financial condition of Borrower, or in the results of its operations. Borrower has no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material individually or in the aggregate, except as disclosed in such statements and returns.

         5.6 Borrower's Power to Assign. Borrower has the full power and authority to grant to Lender a first priority security interest in the Collateral.

         5.7 Title. The title to the Property is not subject to any liens, encumbrances or defects of any nature whatsoever, whether or not of record, except for real estate taxes not yet due and such other items as are designated as exceptions in First American Title Company of Los Angeles' preliminary title report for order no. 9705000-21, dated as of July 15, 1997. Upon the initial funding of the Loan and application of the proceeds thereof, title to the Property will be in Borrower's legal name, and Borrower has not used or filed a financing statement under any other name during the last five (5) years.

         5.8 Hazardous Substances.

                  (a) Environmental Compliance. Borrower has implemented and complied in all material respects with all Environmental Laws applicable to the Property with respect to Hazardous Substances, industrial hygiene and to all other environmental conditions, except as previously disclosed in writing to Lender.

                  (b) No Hazardous Substance Generation. Borrower has not owned, used, generated, manufactured, stored, handled, treated, released, discharged or disposed of any Hazardous Substances in connection with the Property except in compliance with all applicable Environmental Laws.

                  (c) No Environmental Litigation. There are no suits, proceedings, claims or disputes pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the Property claiming violations of any Environmental Law.

                  (d) Asbestos Prohibition. To Borrower's knowledge, there is no friable asbestos or other asbestos substance on the Property.

         5.9 Taxes and Utilities. Borrower has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, utility charges, assessments, and governmental charges and levies on Borrower and the Property, including interest and penalties.

         5.10 CC&R's/Zoning. Borrower has examined, is familiar with, and any Improvements upon the Property will in all material respects conform to and comply with all covenants, conditions, restrictions, reservations, and zoning ordinances affecting the Property and Borrower will timely pay all fees and assessments thereunder.

         5.11 Governmental Requirements. Except where non-compliance would not have a Material Adverse Effect, Borrower is in compliance with all Laws relating to the Property and all licenses, exemptions, approvals and other authorizations of

Governmental Agencies required in connection with the Property and the development of the Project, including each of the following as applicable:

                  (a) zoning, land use and planning requirements, including requirements arising from, or relating to the adoption or amendment of, any applicable general plan;

                  (b) subdivision and parcel map requirements;

                  (c) environmental requirements, including requirements of the California Environmental Quality Act and the National Environmental Policy Act and the preparation and approval of all required environmental impact statements and reports;

                  (d) requirements in connection with use, occupancy and building permits; and

                  (e) requirements of public utilities.

         5.12 Approved Budget. The estimated total cost of construction of the Improvements is One Million Five Hundred Thirty-Six Thousand Two Hundred Fifty-Eight Dollars ($1,536,258), as more specifically described in the Approved Budget. Such amount will be sufficient to complete construction of the Improvements in accordance with the Plans and any applicable Laws by which Borrower or the Property are bound or otherwise affected.

         5.13 Project Agreements. Borrower has delivered to Lender true and complete copies of all Project Agreements, together with all modifications thereto. Except as otherwise disclosed to Lender in writing, all such agreements are in full force and effect and, to Borrower's knowledge, no party is in default under any such agreement.

         5.14 Delivery of Documents. Borrower has delivered to Lender true and complete copies of every lease, contract and other document that grants rights to, or imposes obligations on, Borrower in connection with the Property, and has fully disclosed to Lender in writing the material terms of all oral agreements granting or imposing any such rights or obligations.

         5.15 ERISA Plans.

                  (a) Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each ERISA Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any ERISA Plan under Title IV of ERISA.

                  (b) No reportable event has occurred under Section 4043(b) of ERISA for which the PBGC requires 30 day notice.

                  (c) No action by Borrower to terminate or withdraw from any ERISA Plan has been taken and no notice of intent to terminate an ERISA Plan has been filed under Section 4041 of ERISA.

                  (d) No proceeding has been commenced with respect to an ERISA Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         While any obligation of Borrower or Guarantor under the Loan Documents (other than inchoate indemnification or expense reimbursement obligations) remains outstanding, the following provisions shall apply, except to the extent that Lender otherwise consents in writing:

         6.1 Completion of Project. Borrower shall promptly commence and diligently proceed with the Project. In any event, Borrower shall complete the Project on or before February 1, 1998. The Project shall be considered complete for purposes of this Agreement only when (a) all work described in the Plans (other than minor "punch list" corrective items, to be completed within thirty
(30) days) has been completed and fully paid for (except for mechanics' lien claims being contested in accordance with Section 6.8, below), (b) all work requiring inspection or certification by any Governmental Agency has been completed and all requisite certificates, approvals and other necessary authorizations (including any required certificates of occupancy) have been obtained, and (c) sufficient Loan proceeds remain to pay any and all budgeted amounts for post-completion costs.

         6.2 Offsite Improvements. Borrower shall promptly commence and diligently complete all offsite improvements of the public streets, walks, sewers, utilities and like areas and facilities adjoining the Project, and provide utilities and other facilities, in accordance with the requirements of all Governmental Agencies.

         6.3 Conformity with Plans. Borrower shall construct the Project in conformity with the Plans and in such a manner as not to encroach upon or overhang any easement, right of way or land of others.

         6.4 Change Orders. The Plans shall not be modified except pursuant to Change Orders. All Change Orders:

                  (a) shall be in writing, numbered in sequence, signed by Borrower and submitted to Lender prior to the proposed effectiveness thereof;

                  (b) shall contain an estimate by Borrower and Contractor of all increases and decreases in itemized Project Costs that would be caused by the change, as well as the aggregate amount of all changes in estimated Project Costs (both increases and decreases) previously made;

                  (c) shall contain a certification by Borrower and Contractor stating the aggregate amount, including both increases and decreases, of all changes in Project Costs reflected in Change Orders for which Lender's written approval has not been obtained or has not been required hereunder;

                  (d) shall be certified by Architect, Engineer and Contractor to be in compliance with all applicable Laws and other requirements; provided, however, that Architect's certification shall not be required with respect to any modification that involves a change in Project Costs of less than $10,000 and does not affect structural aspects of the Improvements; and

                  (e) shall be subject to Lender's prior written approval if the change affects structural aspects of the Improvements, or if the change involves increases or decreases in estimated Project Costs of $10,000 or more for each change or related changes, or if such Change Order, together with Change Orders not previously approved involve an aggregate amount, including both increases and decreases, of over $20,000.

         6.5 Entry and Inspection. At all times prior to completion of the Project, Lender and its agents shall have (a) the right of free access to the Property and all sites away from the Property where materials for the Project are stored, (b) the right to inspect all labor performed and materials furnished for the Project and (c) the right to inspect and copy all documents pertaining to the Project.

         6.6 Permits and Warranties. Promptly upon receipt of the same by Borrower, Borrower shall furnish Lender with true and complete copies of (a) all licenses, permits, approvals, exemptions and other authorizations required in connection with the Project and (b) all warranties and guaranties received from any Person furnishing labor, materials, equipment, fixtures or furnishings in connection with the Project.

         6.7 Project Agreements. Borrower shall employ Contractor as general contractor for the Project pursuant to a guaranteed maximum cost contract approved in writing by Lender. Borrower shall not modify or terminate such contract without Lender's reasonable prior written consent. Borrower shall not enter into any other agreement with any Person (other than subcontractors within the Approved Budget) with respect to the development of the Project with a total contract price in excess of $10,000 without the prior written consent of Lender. From time to time during the course of the Project, within 10 days after Lender's demand therefor, Borrower shall deliver to Lender lists of all contractors and subcontractors employed in connection with the Project. Each such list shall show the name, address and telephone number of each contractor and subcontractor, a general statement of the nature of the work to be done, the labor and materials to be supplied, the names of materialmen, if known, the approximate dollar value of labor, work and materials itemized with respect to each contractor, subcontractor and materialman, and the unpaid portion and status of such work or whether such materials have been delivered. Lender and its agents shall have the right (but not the obligation) to directly contact each contractor, subcontractor and materialman to verify the facts disclosed by any such list. Lender may require that any contractor (including Contractor), subcontractor or materialman furnish a payment and performance bond in an amount, in form and content and issued by a bonding company reasonably satisfactory to Lender.

         6.8 Protection Against Liens. Borrower shall diligently file a valid notice of completion upon completion of the Project, diligently file a notice of cessation in the event of a cessation of labor on the Project for a period of 30 days or more, and take all actions reasonably required to prevent the assertion of claims of lien against the Property. In the event that any claim of lien is asserted against the Property or any stop notice or claim is asserted against Lender by any Person furnishing labor or materials to the Project, Borrower shall immediately give notice of the same to Lender and shall, promptly and in any event within 10 days after Lender's demand, (a) pay and discharge the same,
(b) effect the release thereof by delivering to Lender a surety bond complying with the requirement of applicable Laws for such release, or (c) take such other action as Lender may approve in writing to release the Property and Lender from any obligation or liability with respect to such stop notice or claim.

         6.9 Lender Engineer. Borrower hereby agrees to pay or reimburse Lender for the reasonable costs charged by the Lender Engineer in connection with review and approval of all plans, specifications, contracts, budgets and related matters, inspection of the Project, and approval of Disbursement Requests.

         6.10 Maintenance and Repair. Borrower shall maintain the Property (and all abutting grounds, sidewalks, roads, parking and landscape areas) in good condition and repair (reasonable and normal wear and tear excepted), and shall not commit or permit any waste or deterioration of the Property. Borrower shall not remove, demolish or materially alter any Improvement, except to make non-structural repairs which preserve or increase the Property's value, and shall promptly restore, in a good and workmanlike manner, any Improvement (or other aspect or portion of the Property) that is damaged or destroyed from any cause (subject to Section III(r) of the Deed of Trust).

         6.11 Compliance. Borrower shall comply in all material respects with all Laws and requirements of Governmental Agencies (including without limitation all requirements relating to the obtaining of licenses and permits), and all rights of third parties, relating to Borrower, the Property or Borrower's business thereon.

         6.12 Performance of Obligations. Borrower shall faithfully perform all of the obligations to be performed by Borrower under the Loan Documents.

         6.13 Reporting Requirements. Borrower shall promptly give written notice to Lender of:

                  (a) any trade name hereafter used by Borrower and change in the name or location of Borrower;

                  (b) any material change in the Property or the business and financial affairs of Borrower;

                  (c) any circumstance that renders the Approved Budget materially inaccurate with respect to any estimated Project Cost;

                  (d) any aspect of the Project that is not in conformity with the Plans;

                  (e) the creation or imposition of any mechanics' lien or other lien against the Property;

                  (f) any default by Borrower or any other party under any Project Agreement, or the receipt by Borrower of any notice of default under any Project Agreement;

                  (g) any Default or Event of Default, setting forth in such notice the details of such Default or Event of Default and the action which has been taken, is being taken or is proposed to be taken by Borrower with respect thereto;

                  (h) all actions, suits, and proceedings before any court or Governmental Agency, domestic or foreign, affecting Borrower which, if determined adverse to Borrower could have a material adverse effect on the Property or the ability of Borrower to perform its obligations under this Agreement;

                  (i) any material dispute between Borrower and any Governmental Agency which may have a material adverse effect on the Property or the ability of Borrower to perform its obligations under this Agreement;

                  (j) any proceeding or inquiry by any federal, state or local governmental authority (including, without limitation, the California State Department of Health Services and the applicable Regional Water Quality Control Board) (a) with respect to the presence of any Hazardous Substance on or in connection with the Property or the migration thereof from or to any other property or (b) with respect to any illegal activity occurring on the Property or otherwise involving the Property;

                  (k) any report or filing made by Borrower to any Governmental Agency with respect to the presence of any Hazardous Substance on or related to the Property, the migration thereof from or to any other property or in connection with Borrower's business;

                  (l) all claims made or threatened by any third party against Borrower or the Property relating to any loss or injury resulting from any Environmental Law or Hazardous Substance;

                  (m) except as previously disclosed in writing to Lender, Borrower's discovery of any occurrence or condition on the Property, or on any real property adjoining or in the vicinity of the Property, that could cause the Property or any part thereof to be subject to any restrictions on its ownership, occupancy, transferability or use under any Environmental Law, building code, or zoning regulation; and

                  (n) any breach or default which occurs under any other agreement involving the borrowing of money or the extension of credit between Borrower and any other creditor, if such breach or default consists of the failure to pay any installment on indebtedness of over $500,000 when due, or if such breach or default causes the acceleration of any indebtedness over $500,000.

         6.14 Financial Reporting Requirements. Borrower shall deliver to Lender the following financial information and such additional information as requested by Lender from time to time:

                  (a) Within 120 days of Borrower's fiscal year end, the consolidating and consolidated financial statements of Borrower and Guarantor. These financial statements must be audited (with an unqualified opinion) by a Certified Public Accountant ("CPA") acceptable to Borrower. Along with the financial statements, Borrower shall also provide to Lender a CPA compliance certificate in form reasonably satisfactory to Lender.

                  (b) Within 30 days of the month's end, the consolidating and consolidated financial statements of Borrower and Guarantor (including balance sheet, income statement and statement of cash flows). These financial statements may be Borrower prepared. The statements shall reflect the results for the month just ended as well as the results for the year-to-date period and shall be accompanied by a compliance certificate in form reasonably satisfactory to Lender.

                  (c) Within 60 days after the start of each of Borrower's fiscal years, a one year consolidated operating plan covering the current fiscal year. Such plan will detail, on a monthly basis, Borrower's best estimate of revenues, expenses and balance sheet categories, and will be presented in the customary form of balance sheet, income statement and statement of cash flows.

         6.15 Maintenance of Records. Borrower shall keep adequate records and books of account, in which complete entries will be made, in accordance with GAAP consistently applied, reflecting all financial transactions of Borrower.

         6.16 Insurance Policies Required. Borrower shall maintain, or cause to be maintained at Borrower's sole expense, with insurers reasonably approved by Lender, the following policies of insurance in form and substance reasonably satisfactory to Lender:

                  (a) workers' compensation insurance as may be required by applicable workers' compensation insurance laws, covering all employees of Borrower and the Contractor, and any other insurance required by law in connection with the Project;

                  (b) builder's risk-all risk insurance covering 100% of the replacement cost of all Improvements (including Offsite Materials) during the course of construction in the event of fire, lightning, windstorm, earthquake, vandalism, malicious mischief and all other risks normally covered by "all risk" coverage policies in the area where the Property is located (including loss by flood if the Property is in an area designated as subject to the danger of flood);

                  (c) following completion of the Project, fire and hazard "all risk" insurance covering 100% of the replacement cost of the Improvements and the Personal Property in the event of fire, lightning, windstorm, earthquake, vandalism, malicious mischief and all other risks normally covered by "all risk" coverage policies in the area where the Property is located (including loss by flood if the Property is in an area designated as subject to the danger of flood);

                  (d) public liability insurance in amounts reasonably required by Lender from time to time, and in no event less than $1,000,000 for "single occurrence";

                  (e) property damage insurance in amounts reasonably required by Lender from time to time, and in no event less than $1,000,000;

                  (f) upon substantial completion of the Project, all business interruption insurance that Lender reasonably requires (including insurance against income loss during a period of restoration of at least one year); and

                  (g) all other insurance reasonably required by Lender from time to time.

All such insurance (except the workers' compensation insurance provided by the Contractor covering the Contractor's employees) shall provide that it may not be cancelled or materially modified without 30 days' prior written notice to Lender. The policies required under subparagraphs (b), (c) and (f) shall include a "lender's loss payable endorsement" (Form 438BFU) in form and substance satisfactory to Lender, showing Lender as encumbrancer. Lender shall be an additional named insured in the policies required under subparagraphs (d) and
(e). No such insurance shall include deductible amounts to which Lender has not previously consented in writing (which consent shall not be unreasonably withheld or delayed). Certificates of insurance for the above policies (and/or original policies, if required by Lender) shall be delivered to Lender from time to time within 10 days after demand therefor. All policies insuring against damage to the Improvements shall contain an agreed value clause sufficient to eliminate any risk of co-insurance. No less than 30 days prior to the expiration of each policy, Borrower shall deliver to Lender evidence of renewal or replacement of such policy reasonably satisfactory to Lender.

         6.17 Insurance Claims and Condemnation Proceedings. Borrower shall give Lender immediate notice of any material casualty to any portion of the Project, and of the institution or threatened institution of any proceeding for the condemnation or other taking for public or quasi-public use of any portion of the Property, and shall provide Lender with copies of all documents which pertain to any such casualty or proceeding. Borrower shall take all action reasonably required by Lender in connection therewith to protect the interests of Borrower and/or Lender, and Lender shall be entitled (without regard to the adequacy of its security) to participate in any action, claim, adjustment or proceeding and to be represented therein by counsel of its choice.

         6.18 Treatment of Insurance and Condemnation. Borrower hereby assigns to Lender, as security for all obligations to Lender secured by a lien on the Property, all amounts payable to Borrower in connection with any casualty to or taking of any portion of the Property for public use, and any proceeds of any related settlement (collectively, "Compensation"). Borrower shall deliver all Compensation to Lender immediately upon receipt. Any Compensation received by Lender shall either (a) be disbursed to Borrower for repairs and reconstruction if the requirements of Section III(r) have been satisfied, subject to all of the terms and conditions applicable to disbursement of proceeds of the Loan pursuant to Deed of Trust, or (b) be applied by Lender against obligations to Lender secured by a lien on the Property, in accordance with the rights, procedures and other provisions set forth in Deed of Trust, other Loan Documents and applicable Laws.

         6.19 Payment of Taxes. Borrower shall pay and discharge all lawful claims, including taxes, assessments and governmental charges or levies imposed upon it, its income or profits, the Property, or the Improvements before penalties attach thereto; provided, however, that Borrower shall not be required to pay any such tax, assessment charge or levy, the payment of which is being contested in good faith and by proper proceedings, which serves to stay enforcement of such obligations and any lien securing such obligations, provided Borrower has obtained a bond, insurance or other security reasonably satisfactory to Lender to specifically secure these liens or obligations.

         6.20 Additional Environmental Assessments and Audits. Borrower shall permit Lender to obtain, at Borrower's sole cost and expense, such additional environmental assessments or environmental audits of the Property as may be requested by Lender, provided Lender has reason to believe that an environmental problem may exist with respect to the Property. Lender shall have no obligation to order such assessments or audits and shall not have any obligation to take any corrective action in connection with either the assessment or audit, or with any violation of any Environmental Law or other laws revealed by such reports. Any such environmental assessment or audit shall be prepared by an environmental firm or consultant acceptable to Lender.

         6.21 Lender Expenses. Within ten (10) days following written demand therefor to Borrower, Borrower shall reimburse Lender for any and all Lender Expenses incurred in connection with and after the execution of this Agreement, whether or not the Loan is made. In the event that those Lender Expenses are not paid within ten (10) days of the notice, Lender, in its sole and absolute discretion, may treat the amount of any Lender Expenses as a disbursement of Loan proceeds hereunder and pay the same (whether by reimbursement of itself or by payment to third parties) notwithstanding the fact that the conditions precedent set forth in Article IV hereof and/or the requirements of any other Article hereof have not been satisfied. In such event, the failure to timely pay the Lender Expenses shall constitute an Event of Default.

         6.22 Indemnification of Lender. Regardless of any act or omission of Lender (except as hereinafter provided), Borrower shall on demand, indemnify and hold Lender harmless from all claims, demands and liabilities, including penalties and reasonable attorneys fees, arising either before or after payment of the Note out of (a) any default by Borrower or action taken by Lender as a result thereof; (b) any actual or alleged damage or injury to persons or property of any nature arising out of or in any way connected with the Property, whether resulting from the acts or omissions of Borrower, of any contractor, subcontractor or material supplier, engineer, architect or other Person, or of Lender when exercising any right available under this Agreement or any other Loan Document; (c) any claim by any Governmental Agency, or by any surety furnishing a bond, related to payment or performance of any obligation with respect to the Property whether such claim be founded upon existing, future, or contingent liability, and whether such obligation be expressed or implied; or
(d) any action or proceeding purporting to affect the rights or duties of Lender with respect to the Property or the payment of any proceeds of the Loan, provided that Borrower shall not be required to indemnify and hold Lender harmless from any such claims, demands and liabilities to the extent such claims, demands and liabilities arise out of the gross negligence or willful misconduct of Lender or its agents. Borrower's obligations under this Section
6.22 shall not be construed to include any obligation of Borrower set forth in the Environmental Indemnity Agreement.

         6.23 Additional Information. Borrower shall provide in a timely manner to Lender such additional information concerning the condition or operations, financial or otherwise, of Borrower or the Property as Lender may from time to time reasonably request.

         6.24 Maintain Deed of Trust. After recordation of the Deed of Trust, Borrower shall, at its own cost and expense, maintain the Deed of Trust as a first lien on the Property, and Borrower shall deliver or cause to be delivered to Lender from time to time such endorsements to the Title Insurance Policy as Lender reasonably determines are required to insure the continuing priority of the Deed of Trust as a first lien on the Property. Borrower shall furnish to a title company acceptable to Lender surveys, indemnifications, subordinations, and any other information required to enable the title company to issue such endorsements.

         6.25 Appraisals. Borrower shall permit Lender, if and when required by a state or federal regulator of Lender or at any time when an Event of Default has occurred and is continuing, to have the Property appraised by an appraiser selected by Lender in its sole discretion. Borrower shall pay the reasonable cost for each such appraisal and such cost shall be treated as a Lender Expense.

         6.26 ERISA Plans. Borrower shall give prompt written notice to Lender of:

                  (a) The occurrence of any reportable event respecting any ERISA Plan under Section 4043(b) of ERISA for which the PBGC requires 30 day notice.

                  (b) Any action by Borrower to terminate or withdraw from an ERISA Plan or the filing of any notice of intent to terminate an ERISA Plan under Section 4041 of ERISA.

                  (c) Any notice of noncompliance received with respect to an ERISA Plan under Section 4041(b) of ERISA.

                  (d) The commencement of any proceeding with respect to an ERISA Plan under Section 4042 of ERISA.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

         While any obligation of Borrower or Guarantor under the Loan Documents (other than inchoate indemnification and expense reimbursement obligations) remains outstanding, the following provisions shall apply, except to the extent that Lender otherwise consents in writing:

         7.1 Liens or Encumbrances. Borrower shall not permit or suffer any additional liens or encumbrances upon the Property except:

                  (a) liens for taxes or assessments or other governmental charges not delinquent or being contested in good faith and by proper proceedings, which serve to stay enforcement of such obligations and any lien securing such obligations, provided Borrower has obtained a bond, insurance or other security reasonably satisfactory to Lender to specifically secure these liens or obligations;

                  (b) purchase money liens on equipment and goods, or materialmen's or mechanics' liens prior to the required removal thereof hereunder (including under Section 6.8 hereof);

                  (c) liens in favor of Lender;

                  (d) liens or security interests granted pursuant to the Subordinate Loan Documents, which liens or security interests (and the debt secured thereby) shall be subordinate to the liens and security interests in favor of Lender and to Borrower's obligations to Lender, all in accordance with the terms of the Sirrom Subordination; and

                  (e) liens consented to or approved in writing by Lender.

         7.2 Change in Organization or Operations. Borrower shall not and Borrower shall see to it that Guarantor shall not, make any material change, revision, amendment or modification in its organization, operations, or the type of business which it conducts.

         7.3 No Conveyance or Encumbrance. Except for involuntary, immaterial transfers by reason of eminent domain, or replacements of fixtures or equipment pertaining to the Property, Borrower shall not convey, transfer or encumber any interest in the Property in any way without the consent of Lender as more specifically provided in the Deed of Trust. All easements affecting the Property shall be submitted to Lender for its approval (which will not be unreasonably withheld or delayed) prior to the execution thereof by Borrower, accompanied by a drawing or survey showing the location of the proposed easement.

         7.4 Change in Property Restrictions. Borrower shall not initiate, join in or consent to any change in any applicable zoning ordinance, general plan or similar Law, or to any private restrictive covenant or any similar public or private restriction on the use of the Property.

         7.5 Liens on Personal Property. Borrower shall not install in, or use in connection with, the Property any personal property which any Person other than Lender has the right to remove or repossess under any circumstances, or on which any Person other than Lender has a lien (other than Permitted Liens).

         7.6 Sale or Lease of Property. Except for involuntary, immaterial transfers by reason of eminent domain, or replacements of fixtures or equipment pertaining to the Property, Borrower shall not sell, lease or otherwise transfer any interest in the Property or the Personal Property (other than sales of portions of the Property with respect to which Lender is obligated to release, or has previously released, the lien of the Deed of Trust, dispositions of Personal Property expressly permitted by the Loan Documents and grants of utility easements permitted by this Agreement) without the prior written consent of Lender, which consent may be withheld in Lender's absolute discretion.

                  (a) Included Transfers. Transfers requiring Lender's prior written consent shall include (except as specifically permitted in Sections 7.3 and 7.6 above), without limitation, the following:

                           (i) involuntary transfers and transfers by operation
                  of law;

                           (ii) liens and assignments as security for
                  obligations, whether voluntary or involuntary; and

                           (iii) the issuance, transfer, disposition or
                  encumbering of more than 50% of the outstanding capital stock of Borrower, whether voluntary or involuntary.

                  (b) No Release. No sale, lease or other transfer shall relieve Borrower from primary liability for its obligations under the Loan Documents or relieve Guarantor from any liability under the Guaranty, and Borrower shall deliver to Lender all documents reasonably required by Lender to evidence its continuing liability.

         7.7 Removal of Personal Property. Except as permitted under the Credit Agreement, Borrower shall not cause or permit the removal from the Property of any items of Personal Property (other than tools and equipment used in the development of the Project) unless (a) no Event of Default remains uncured and
(b) Borrower promptly substitutes and installs on the Property other items of equal or greater value in the operation of the Property, all of which items shall be free of liens (other than Permitted Liens) and shall be subject to the liens of the Deed of Trust and the Security Agreement, and executes and delivers to Lender all documents required by Lender in connection with the attachment of such liens to such items. Borrower shall keep detailed records of each such removal and shall make such records available to Lender upon request from time to time.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         8.1 Events of Default. Notwithstanding the terms of this Agreement or the Note to the contrary, Lender may, at its option, declare all outstanding sums hereunder immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, upon occurrence and during the continuance of any of the following (each an "Event of Default"):

                  (a) Borrower fails to pay (i) on the Maturity Date all amounts then remaining unpaid under this Agreement, the Note or any of the other Loan Documents, or (ii) when due any payment of interest, principal or any other sum due under this Agreement, the Note or any of the other Loan Documents.

                  (b) Borrower fails or neglects to perform, keep, or observe any other term, provision, covenant, condition or agreement set forth in this Agreement, the Note or any other Loan Document and either (i) such failure shall continue for more than 10 days after notice of such failure is given by Lender to Borrower, unless such failure is not reasonably capable of being cured within such 10-day period (but is reasonably capable of being cured within 60 days after such notice) and Borrower commences action to cure such failure within such 10-day period and diligently and continuously prosecutes such action to completion and causes such failure to be cured within 60 days after such notice, or (ii) such failure is not reasonably capable of being cured within 60 days after notice of such failure is given by Lender to Borrower.

                  (c) Borrower or Guarantor ("Designated Party") commences a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Designated Party and the petition is not controverted within twenty (20) days, or is not dismissed within sixty
         (60) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Designated Party and such appointment is not dismissed within 60 days, or any Designated Party commences any other proceeding under any reorganization, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to such any Designated Party, or there is commenced against any Designated Party any such proceeding which remains undismissed for a period of sixty (60) days, or any Designated

         Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Designated Party suffers any appointment of a custodian or the like for it or for a substantial part of its property which appointment continues undischarged or unstayed for a period of sixty (60) days; or any Designated Party makes a general assignment for the benefit of creditors; or any Designated Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pays its debts generally.

                  (d) Any representation or warranty under this Agreement or any agreement, instrument or certificate executed pursuant to this Agreement or in connection with any transaction contemplated hereby shall prove to have been false or misleading in any material respect when made.

                  (e) Any lawsuit or lawsuits are filed on behalf of one or more trade creditors against Borrower or Guarantor in an aggregate amount of five hundred thousand dollars ($500,000) or more in excess of any insurance coverage, and such lawsuit or lawsuits are not dismissed or fully bonded within ten (10) calendar days after service of process upon Borrower or Guarantor (as applicable).

                  (f) Any judgments or arbitration awards in an aggregate amount in excess of five hundred thousand dollars ($500,000) are entered against Borrower or Guarantor and, absent procurement of a stay of execution, such judgment or award remains unbonded or unsatisfied for ten (10) calendar days after the date of entry; or Borrower or Guarantor enters into any settlement agreement with respect to any litigation or arbitration, in an aggregate amount of five hundred thousand dollars ($500,000) or more in excess of any insurance coverage.

                  (g) A material adverse change occurs in the operations, business, property, assets, financial condition or prospects of Borrower or Guarantor.

                  (h) The Improvements on the Property are materially damaged or destroyed by fire or other casualty and sufficient insurance proceeds are not available to either restore the Improvements or complete construction of the Improvements.

                  (i) The Deed of Trust shall at any time cease to be a valid first priority lien on the Property.

                  (j) Any Governmental Agency takes action that Lender reasonably believes adversely affects Borrower's financial condition or ability to repay the Loan.

                  (k) An "Event of Default" occurs and is continuing under the Credit Agreement.

                  (l) All or any material portion of the Property is condemned, seized or appropriated by a Governmental Agency.

                  (m) Work on the Project ceases for 15 consecutive days for any reason (other than governmental orders, decrees or regulations, acts of God, strikes or other causes beyond Borrower's reasonable control, provided that the same do not, in the aggregate and in Lender's reasonable judgment, threaten to delay the completion of the Project beyond the required completion date set forth in this Agreement).

                  (n) Any contractor for the Project whose contract exceeds $10,000 in value breaches such contract in any material respect, and Borrower fails to enter into an agreement with a substitute contractor acceptable to Lender within the Approved Budget allocation for such contract, within 30 days after such event.

                  (o) Borrower or Guarantor is dissolved, liquidated or terminated, or all or substantially all of the assets of Borrower or Guarantor are sold or otherwise transferred without Lender's prior written consent.

                  (p) The Guaranty is repudiated, revoked or terminated without Lender's prior written consent, or Guarantor claims that its Guaranty is ineffective or unenforceable, in whole or in part and for any reason, with respect to amounts then outstanding or amounts that might in the future be outstanding.

                  (q) The occurrence of a reportable event with respect to an ERISA Plan which is, in the reasonable judgment of Lender, likely to result in the termination of such ERISA Plan for purposes of Title IV of ERISA, or could reasonably be expected, in the reasonable judgment of Lender, to subject Borrower to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, would exceed $500,000.

                  (r) Any default occurs under the Subordinate Loan Documents or any other agreement in connection with any credit Borrower or Guarantor has obtained from any other creditor(s) or which Borrower or Guarantor has guaranteed if the default consists of failing to make a payment when due or gives the other creditor(s) the right to accelerate any obligations in an aggregate amount in excess of five hundred thousand dollars ($500,000).

                  (s) The Guaranty or the Sirrom Subordination is revoked or no longer in effect.


                                   ARTICLE IX

                                    REMEDIES

         9.1 Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to pursue any and all remedies, rights, privileges and benefits contained in this Agreement or in the Note, the Deed of Trust or the other Loan Documents, or available at law or in equity or by statute, including, without limitation, declaring the Note immediately due and payable and pursuing foreclosure under the Deed of Trust. No remedy conferred upon or reserved to Lender hereunder or under any of the other Loan Documents is intended to be exclusive of any other remedy conferred upon or reserved to Lender hereunder or under any of the other Loan Documents or at law or in equity or by statute, but each shall be cumulative and shall be in addition to every other remedy given hereunder or under the other Loan Documents or now or hereafter existing at law or in equity or by statute. Every power or remedy given by the Loan Documents to Lender may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lender, and Lender may pursue inconsistent remedies. Without limiting the foregoing, Lender may, at its option and in its absolute discretion, during the continuance of an Event of Default, do any or all of the following:

                  (a) Terminate the Disbursement or release of Loan proceeds and apply all or any part of such proceeds as Lender reasonably deems appropriate to fulfill Loan Document obligations which Borrower does not timely perform and/or to protect Lender's interests under the Loan Documents;

                  (b) Apply any payments received thereafter against interest and principal of the Loan and costs and other amounts owing hereunder, in such order as Lender may determine in its sole discretion; and

                  (c) In its own right or by a court-appointed receiver, take possession of the Property, enter into contracts for and otherwise proceed with the completion of the Project, and pay the costs thereof out of the proceeds of the Loan and funds in the Overrun Account; and in the event that such costs exceed the total of such funds, Lender shall have the right to pay such excess costs by expenditure of its own funds (which funds shall be deemed to be additional advances to Borrower and shall be secured by the Security Documents).

As used in this Agreement, the phrase "during the continuance" when used with respect to any default or Event of Default, shall mean that such default or Event of Default shall not have been waived by Lender or cured or shall not have been cured within any applicable cure periods (if any) provided for in the Loan Documents, or available under applicable law; and shall not be construed to give the Borrower any additional time periods beyond the applicable cure period set forth in the Loan Documents (if any) to cure or remedy such Event of Default. Any "cure" or purported cure of any default or Event of Default under the Loan Documents following the lapse of any applicable cure period (if any) shall not be effective to cure or remedy such default or Event of Default, and such default or Event of Default shall be deemed to be continuing under the Loan Documents.

         9.2 Appointment of Receiver. Borrower agrees that in addition to any and all remedies, rights, privileges and benefits contained in this Agreement or in the Note and other Loan Documents, or available at law, or in equity, or by statute, upon the occurrence and during the continuance of an Event of Default, Borrower agrees and stipulates that any court of competent jurisdiction may appoint a receiver to operate and manage the Property.

         9.3 Acceleration. In the event that the Property, or any part thereof, or any interest therein, is sold, agreed to be sold, conveyed or alienated by Borrower, or by operation of law or otherwise (other than the taking of an immaterial portion of the Property by eminent domain or for replacement of fixtures or equipment), all obligations under the Note and other Loan Documents, irrespective of the Maturity Date, at the option of Lender and without demand or notice, shall immediately become due and payable.

         9.4 Disclaimer. Whether or not Lender elects to employ any or all of the remedies available to it upon the occurrence and during the continuance of an Event of Default, Lender shall not be liable for: (i) payment of any expense incurred in connection with the exercise of any remedy available to Lender (except to the extent arising out of the gross negligence or willful misconduct of Lender or its agents), or (ii) the performance or non-performance of any other obligations of Borrower.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Nonliability of Lender. Borrower acknowledges and agrees that:

                  (a) the relationship between Borrower and Lender is and shall remain solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility to review, inspect, supervise, approve or inform Borrower of any matter in connection with the Project, including matters relating to: (i) the Plans, (ii) architects, contractors, subcontractors and materialmen, or the workmanship of or materials used by any of them, or (iii) the progress of the Project and its conformity with the Plans; and Borrower shall rely entirely on its own judgment with respect to such matters and acknowledges that any review, inspection, supervision, approval or information supplied to Borrower by Lender in connection with such matters is solely for the protection of Lender and that neither Borrower nor any third party is entitled to rely on it;

                  (b) notwithstanding any other provision of any Loan Document:
         (i) Lender is not a partner, joint venturer, alter-ego, manager, controlling person or other business associate or participant of any kind of Borrower and Lender does not intend to ever assume any such status; (ii) Lender's activities in connection with the Loan shall not be "outside the scope of the activities of a lender of money" within the meaning of California Civil Code Section 3434, as modified or recodified from time to time, and Lender does not intend to ever assume any responsibility to any Person for the quality or safety of the Property; and (iii) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower;

                  (c) Lender shall not be directly or indirectly liable or responsible for any loss or injury of any kind to any Person or property resulting from any construction on, or occupancy or use of, the Property (except to the extent proximately caused by Lender's or its agents' gross negligence or willful misconduct), whether arising from: (i) any defect in any building, grading, landscaping or other onsite or offsite improvement; (ii) any act or omission of Borrower or any of Borrower's agents, employees, independent contractors, licensees or invitees; or (iii) any accident on the Property or any fire or other casualty or hazard thereon; and

                  (d) By accepting or approving anything required to be performed or given to Lender under the Loan Documents, including any certificate, financial statement, survey, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency or legal effect of the same, and no such acceptance or approval shall constitute a warranty or representation by Lender to anyone.

         10.2 No Waiver. No failure on the part of Lender to exercise, and no delay in exercising, any right, power, or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         10.3 Notices. Any communication between the parties hereto or notices required to be given under this Agreement shall be given at the respective addresses indicated on the Deed of Trust, or at such other addresses as either party may designate by written notice to the other party, and shall be deemed to have been given on the earlier of actual receipt by the intended recipient or
(i) in the case of notice by express carrier with delivery fees prepaid, one Business Day after it is sent, (ii) in the case of notice by letter, three Business Days after it is deposited in the mails certified and return receipt requested, or (iii) the same day if given by facsimile or telecommunication, provided such facsimile or telecommunication is sent between the hours of 8:00 a.m. and 5:00 p.m. Los Angeles, California time. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower, any Guarantor or third party trustor agrees to keep Lender informed at all times of their respective current address(es).

         10.4 No Third Party Beneficiary. Neither party intends that this Agreement is or will be for the benefit of or enforceable by any third party even though proceeds of the Loan are received by the third party or used either directly or indirectly for the benefit of the third party.

         10.5 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon, and the benefits shall inure to, the parties and their respective successors and assigns; provided, however, that Borrower shall not assign this Agreement or any of the rights, duties or obligations of Borrower hereunder without the prior written consent of Lender.

         10.6 Attorneys' Fees. In the event any action is brought to interpret or enforce this Agreement or any part thereof, the prevailing party shall be entitled to recover reasonable attorneys' fees, expert witness fees, and litigation related expenses, in addition to costs of suit.

         10.7 Costs, Expenses, and Taxes. Borrower agrees to pay on demand all reasonable costs and expenses (other than Lender's normal internal overhead expenses) in connection with the preparation, execution, delivery, filing, recording, review, appraisal, environmental audit, and administration of the Loan or any of the Loan Documents, including, without limitation, the actual reasonable fees and out-of-pocket expenses of counsel for Lender. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         10.8 Choice of Law and Venue. The Loan Documents shall be deemed to have been made in the State of California and the validity of this Agreement, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. BORROWER AND LENDER EACH WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE IN THE STATE OF CALIFORNIA ON ANY BASIS WHATSOEVER.

         10.9 Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         10.10 Headings. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

         10.11 Entire Agreement. This Agreement and the documents described herein represent the entire agreement of the parties with respect to the subject matter hereof and supersede all prior oral and written communication between the parties as to such subject matter. If there is any conflict between this Agreement and any documents referred to herein, this Agreement shall prevail. No amendment of this Agreement shall be valid unless it is in writing and signed by the parties to this Agreement.

         10.12 Assignments and Participations. Lender may, at any time after the Loan is funded in full, upon written notice to Borrower, sell, assign, grant participations in, or otherwise transfer to any other person, firm or corporation ("Participant") all or part of the indebtedness of Borrower outstanding under this Agreement and the other Loan Documents. Borrower hereby acknowledges and agrees that any such disposition will give rise to a direct obligation of Borrower to each Participant. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more Participants, or potential Participants, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower also agrees that the Participants will be considered the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests.

         10.13 Documentation. In addition to the instrument and documents mentioned or referred to herein, Borrower shall, at its own cost and expense, supply Lender with such other instruments, documents, information and data regarding Borrower, the Property and the Project as Lender may reasonably require.

         10.14 Revival Clause. If any of the payments of money or transfers of property made to Lender by Borrower hereunder or under the other Loan Documents should for any reason subsequently be declared to be "fraudulent" or a "voidable preference" within the meaning of any state or federal law relating to fraudulent conveyances, preferential, or otherwise voidable or recoverable, in whole or in part, for any reason, under the Bankruptcy Code or any other federal or state law (collectively referred to herein as "Voidable Transfers"), and Lender is required to repay or restore the amount of any such Voidable Transfers, or any portion thereof, then, as to the amount repaid or restored pursuant to any such Voidable Transfer (including all reasonable costs, expenses and attorneys' fees of Lender related thereto, including, without limitation, relief from stay or similar proceedings), the liability of Borrower shall automatically be revived, reinstated and restored in such amount or amounts, and shall exist as though such Voidable Transfer had never been made to Lender. Nothing set forth herein is an admission that any such Voidable Transfer has occurred. Borrower expressly acknowledges that Lender may rely upon advice of counsel, and if so advised by counsel, may settle, without defending, any action to avoid any alleged Voidable Transfer, and that upon settlement, Borrower shall again be liable for any deficiency resulting from such settlement as provided in this Section.

         10.15 Survival of Representations and Warranties. All representations and warranties of the Borrower contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of the Borrower pursuant to any Loan Document, will survive the making of the Loan and the execution and delivery of the Loan Documents, and recordation of the Deed of Trust, and have been or will be relied upon by Lender, notwithstanding any investigation made by Lender or on its behalf.

         10.16 Appointment of Bank as Attorney in Fact. Until all the obligations have been paid in full, Borrower irrevocably appoints Lender as its attorney in fact and authorizes and empowers it to, during the continuance of an Event of Default, endorse and affix Borrower's name to or upon any check, draft, note, instrument or other writing relating to any Collateral, or upon any check or other instrument given in payment thereof, or upon any omitted assignment, notification of assignment, demand or auditor's verification relating to Collateral and upon all other instruments and writings required to assert and protect Lender's rights in the Collateral.

         10.17 Counterparts. This Agreement and all of the other Loan Documents may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. A photocopy or telephonic facsimile of any such executed counterpart may be relied upon by Lender as an original.

         10.18 WAIVER OF JURY TRIAL. The parties to this Agreement acknowledge that jury trials often entail additional expenses and delays not occasioned by nonjury trials. The parties to this Agreement further agree and stipulate that a fair trial may be had before a state or federal judge by means of a bench trial without a jury. In view of the foregoing, and as a specifically negotiated provision of this Agreement, each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action (a) arising under this Agreement, the other Loan Documents or any other instrument, document or agreement executed or delivered in connection herewith, or (b) in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to this Agreement, the other Loan Documents or any other instrument, document or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this section with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                     "LENDER":

                     THE SUMITOMO BANK OF CALIFORNIA,
                     a California banking corporation


                     By:      /s/ Sajeda Simjee
                              -----------------------------------

                                   Sajeda Simjee, Vice President
                              -----------------------------------
                                               [Printed Name and Title]



                     "BORROWER":

                     AB PLASTICS CORPORATION, a California corporation



                     By:      /s/ Michael A. Gibbs
                              -----------------------------------
                                  Michael A. Gibbs , CEO
                              -----------------------------------
                                               [Printed Name and Title]



                     By:      /s/ Paul J. Iacono
                              -----------------------------------
                                  Paul J. Iacono, Vice President - Finance
                                  and CFO
                              -----------------------------------
                                                       [Printed Name and Title]



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